UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): March 25, 2005

                             LIBERATE TECHNOLOGIES

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             (Exact name of registrant as specified in its charter)


           Delaware                 000-26565               94-3245315

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       (State or other       (Commission File Number)      (IRS Employer
       jurisdiction of                                   Identification No.)
        incorporation)


       2655 Campus Drive, Suite 250, San Mateo, California      94403
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             (Address of principal executive offices         (Zip Code)




Registrant's telephone number, including area code    (650) 645-4000
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

         On March 25, 2005, the Board of Directors of Liberate Technologies (the "Registrant") declared a one-time special dividend of $2.10 per common share. The special dividend is payable to the holders of record on April 4, 2005 upon the closing of the sale of the Registrant's North America business to Double C Technologies, LLC (the "Double C") pursuant to the Asset Purchase Agreement with Double C attached as Exhibit 2.6 to the Current Report on
Form 8-K/A filed by the Registrant on January 18, 2005. The Double C transaction is currently anticipated to close the week of April 4, 2005. As required by the NASD rules governing special dividends of this magnitude, the ex-dividend date will be set one business day after the payment date. After payment of the special dividend, the Registrant expects to have approximately $60 million in cash and cash equivalents on hand, including approximately $10.7 million of restricted cash.

         The special dividend will be treated as a dividend for United States federal income tax purposes to the extent of the Registrant's accumulated and current earnings and profits, for United States federal income tax purposes, which generally must be determined by taking into account the Registrant's operations for the entire taxable year of the Registrant ending on May 31, 2005. If the distribution exceeds a stockholder's share of the Registrant's current and accumulated earnings and profits, the excess first will be treated as a tax-free return of capital to the extent of such stockholder's adjusted tax basis in his, her, or its shares and thereafter as gain. Following the end of its taxable year, the tax advisors of the Registrant will make a determination of the tax treatment of the special dividend to stockholders. The Registrant expects that a substantial portion, and potentially all, of the special dividend will not be considered a "dividend" for United States federal income tax purposes. For purposes of effecting payment of the special dividend to registered holders that are not United States persons for United States federal income tax purposes ("Non-U.S. Holders"), with respect to whom withholding is required, such withholding will be made based on the assumption that the entire distribution will be a taxable dividend. A Non-U.S. Holder may be eligible to obtain an exemption from, a reduction of, or a refund of any federal income withholding taxes or a portion thereof provided that he, she, or it establishes that no withholding or a reduced amount of withholding is due. Stockholders are urged to consult their tax advisors regarding the appropriate tax treatment of the dividend.

         The Registrant expects to make equitable adjustments to outstanding awards under its existing equity based incentive plans in order to take account of the special dividend.

         Duff & Phelps, LLC and Skadden, Arps, Slate, Meagher & Flom LLP advised the Registrant in connection with the declaration of the special dividend.

Forward Looking Statements

         Those statements herein that involve expectations or intentions (such as those related to the closing of the transactions contemplated by the asset purchase agreement) are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: future decisions by the SEC or other governmental or regulatory bodies; the vote of our stockholders to approve the asset sale and the asset purchase agreement; the closing of the asset sale to Double C; the tax treatment of the special dividend and what portion of it may be treated as a dividend for United States federal income tax purposes; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in our filings with the SEC, including the annual report on Form 10-K for the year ended May 31, 2004. All forward-looking statements are effective only as of the date they are made and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LIBERATE TECHNOLOGIES



                                           By:    /s/ Gregory S. Wood
                                              ---------------------------------
                                           Name:  Gregory S. Wood
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

Date:  March 25, 2005